UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2008

AVANT IMMUNOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15006	13-3191702
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

119 Fourth Avenue

Needham, Massachusetts 02494-2725

(Address of principal executive offices) (Zip Code)

(781) 433-0771

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (c)  Appointment of Certain Officers.

On September 25, 2008, the Board of Directors of AVANT Immunotherapeutics, Inc. (the “Company”) appointed Anthony S. Marucci, age 45, as the Company’s Chief Executive Officer and President.  Mr. Marucci had been serving as the Company’s Chief Executive Officer and President on an interim basis since May 2008 in addition to his role as Executive Vice President, Corporate Development, a role which he assumed in March 2008 upon the consummation of the merger of Callisto Merger Corporation (“Merger Sub”), a wholly owned subsidiary of the Company with and into Celldex Therapeutics, Inc. (“Celldex”), a privately-held company (the “Merger”).  Prior to the Merger, Mr. Marucci had been Celldex’s Acting Chief Executive Officer since October 2007 and its Vice President, Chief Financial Officer, Treasurer and Secretary since May 2003. Mr. Marucci was a founding officer of Celldex and led that company’s acquisitions of the business of Lorantis Limited and the assets of Alteris Therapeutics, Inc., which included the program which became Celldex’s CDX-110 program. In addition, he was Treasurer of Medarex from December 1998 to March 2004. Mr. Marucci held a series of senior financial positions at Medarex since December 1998. Mr. Marucci received his M.B.A. from Columbia University.

Item 8.01 Other Events.

The Company held its annual meeting on September 25, 2008 (“2008 Annual Meeting”) at which the matters described below were submitted to a vote of the stockholders.  12,639,603 shares of common stock out of 15,708,244 shares outstanding and entitled to vote were present, either in person or by proxy, at the 2008 Annual Meeting, thereby constituting a quorum.

At the 2008 Annual Meeting, the Company submitted a proposal to elect the following seven nominees to the Board of Directors to serve until the next Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified:  Charles R. Schaller, Herbert J. Conrad, Larry Ellberger, George O. Elston, Karen Shoos Lipton, Rajesh B. Parekh and Harry H. Penner, Jr. The votes cast for or withheld from each nominee were as follows:

Nominee:	Votes For:	Votes Withheld:
Charles R. Schaller	12,501,866 Shares	137,737 Shares
Herbert J. Conrad	12,502,353 Shares	137,250 Shares
Larry Ellberger	12,514,731 Shares	124,872 Shares
George O. Elston	12,514,766 Shares	124,837 Shares
Karen Shoos Lipton	12,502,631 Shares	136,972 Shares
Rajesh B. Parekh	12,513,116 Shares	126,487 Shares
Harry H. Penner, Jr.	12,478,807 Shares	160,796 Shares

At the 2008 Annual Meeting, the Company submitted a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008. The votes cast for, against or abstaining from were as follows:

No. of Shares Voted For:	No. of Shares Voted Against:	No. of Abstentions:

12,598,748	35,406	5,449

At the 2008 Annual Meeting, the Company submitted a proposal amend its Certificate of Incorporation to change its name to “Celldex Therapeutics, Inc.”  The votes cast for, against or abstaining from were as follows:

No. of Shares Voted For:	No. of Shares Voted Against:	No. of Abstentions:

12,519,810	106,830	12,963

The Company today announced that pursuant to the amended Certificate of Incorporation approved by its stockholders at the 2008 Annual Meeting the Company will change its name to Celldex Therapeutics, Inc. effective October 1, 2008 and that shares of its common stock will be listed under the ticker symbol “CLDX” commencing October 1, 2008.  The Company also announced the appointment of Anthony S. Marucci as Chief Executive Officer and President.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.         Financial Statements and Exhibits

Exhibit	Description
99.1	Press Release dated September 29, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANT IMMUNOTHERAPEUTICS, INC.

Date: September 29, 2008	By:	/s/ Avery W. Catlin
Avery W. Catlin
Title: Senior Vice President and Chief Financial Officer